Flaherty & Crumrine Dynamic Preferred and Income Fund Incorporated N-CSR

Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, R. Eric Chadwick, Chief Executive Officer and President of Flaherty & Crumrine Dynamic Preferred and Income Fund Incorporated (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 21, 2021

/s/ R. Eric Chadwick

R. Eric Chadwick, Chief Executive Officer and President

(Principal Executive Officer)

I, Bradford S. Stone, Chief Financial Officer, Treasurer and Vice President of Flaherty & Crumrine Dynamic Preferred and Income Fund Incorporated (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: July 21, 2021

/s/ Bradford S. Stone

Bradford S. Stone, Chief Financial Officer, Treasurer and Vice President

(Principal Financial Officer)